LIMITED SUPPLEMENTAL BENEFITS PLAN FOR CERTAIN EMPLOYEES OF

                                PSEG HOLDINGS INC










                                                 AMENDED AS OF DECEMBER 15, 1998


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                                TABLE OF CONTENTS

                                                                            PAGE

1.  Purpose...................................................................1
2.  Definitions of Terms Used in the Plan ....................................1
3.  Death Benefit.............................................................3
4.  Retirement Benefit........................................................3
5.  Administration of Accounts ...............................................7
6.  Designations of Beneficiaries ............................................8
7.  Limitation of Benefit ...................................................10
8.  Company May Make Certain Lump-sum Distributions..........................10
9.  Plan Does Not Constitute an Employment Agreement.........................11
10. Amendment or Termination of the Plan ....................................11
11. What Constitutes Notice..................................................11
12. Advance Disclaimer of Waiver ............................................12
13. Effect of Invalidity of Any Part of the Plan ............................12
14. Plan Binding on Any Successor ...........................................12
15. Law Governing the Plan ..................................................12
16. Miscellaneous ...........................................................12


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           LIMITED SUPPLEMENTAL BENEFITS PLAN FOR CERTAIN EMPLOYEES OF

                                PSEG HOLDINGS INC

1.   Purpose.

     The purpose of this Plan is to assist the Company in attracting and retaining a stable pool of key managerial talent and to encourage long-term key employee commitment to the Company by providing selected employees of the Company with certain limited supplemental death and retirement benefits as defined herein. The Plan is intended to provide such benefits to a select group of management or highly compensated employees within the meaning of ERlSA.

2.   Definitions Of Terms Used In The Plan.

     As used in the Plan, the following words and phrases shall have the meanings indicated:

     (a) "Account" - Any account established pursuant to Paragraph 3(b) or 4(d) of the Plan.

     (b) "Assets" - All amounts that have been credited to an Employee's Account in accordance with Paragraph 3(b), 4(d), or S(b) of the Plan.

     (c) "Beneficiary" - The individual(s) and/or entity(ies) designated in writing by a Participant in the form attached to the Plan as Schedule A.

     (d) "Change in Control" -The occurrence of any of the following events:

         (i) any "person" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended from time to time (the "Act")) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Act (a "Beneficial Owner"), directly or indirectly, of securities of Public Service Enterprise Group Incorporated ("Parent") (not including in the securities beneficially owned by such person any securities acquired directly from Parent or its affiliates) representing 25% or more of the combined voting power of Parent's then outstanding securities, excluding any person


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               who becomes such a Beneficial Owner in connection with a
               transaction described in clause (A) of paragraph (iii) below; or

         (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 15, 1998, constitute the board of directors of Parent ("Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Parent) whose appointment or election by the Board or nomination for election by Parent's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 15, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

         (iii) there is consummated a merger or consolidation of Parent or any direct or indirect wholly owned subsidiary of Parent with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Parent outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Parent or any subsidiary of Parent, at least 75% of the combined voting power of the securities of Parent or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of Parent (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of Parent representing 25% or more of the combined voting power of Parent's then outstanding securities; or

         (iv) the stockholders of Parent approve a plan of complete liquidation or dissolution of Parent or there is consummated an agreement for the sale or disposition by Parent of all or substantially all of Parent's assets, other than a sale or disposition by Parent of all or substantially all of Parent's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of Parent in substantially the same


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               proportions as their ownership of Parent immediately prior to such sale.

         Notwithstanding the foregoing subparagraphs (i), (ii), (iii) and (iv), a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Parent immediately following such transaction or series of transactions.

     (e) "Code" - The Internal Revenue Code of 1986, as amended.

     (f) "Company" - PSEG Holdings Inc, formerly known as Enterprise Diversified Holdings Incorporated and its Subsidiaries.

     (g) "Compensation" -

         (i) for the purposes of calculating the Death Benefit pursuant to Paragraph 3 of the Plan, as to any Participant, Compensation shall be equal to the annual rate of salary in effect at the date of death; and

         (ii) for the purposes of calculating the Retirement Benefit pursuant to Paragraph 4 of the Plan, as to any Participant, Compensation shall be equal to the average of the total remuneration paid to such Participant for services rendered to the Company or any of its subsidiaries or affiliates, excluding the Company's, or any such subsidiary's or affiliate's, cost for any public or private employee benefit plan (including, without limitation, the Long Term Incentive Compensation Plan of Public Service Enterprise Group Incorporated), but including all elective contributions that are made by the


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               Company or any subsidiary or affiliate on behalf of Participant which are not includable in income under Code Sections 125 or 401(k), for the five years ending at the earlier of such Participant's date of Retirement or the date he attains normal retirement age under the Pension Plan. Provided, however, that for the purposes of Paragraph 4 of the Plan, Compensation with respect to any Participant shall not exceed the amount which is 130% of the average of annual base salary of the Participant for the applicable five-year period.

     (g) "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     (h) "Participant" -- Each employee of the Company or any one of its subsidiaries nominated by the Chief Executive Officer and designated by the Board of Directors of the Company. The Chief Executive Officer of the Company shall nominate such select and key employees of the Company or any one of its subsidiaries upon such terms as he shall deem appropriate due to the employee's responsibilities and opportunity to contribute substantially to the financial and operating objectives of the Company or the subsidiary.

     (i) "Pension Plan" - The Pension Plan of Public Service Electric and Gas Company.

     (j) "Plan" - The Limited Supplemental Benefits Plan for Certain Employees of PSEG Holdings Inc.

     (k) "Retirement" - For the purposes of the Plan, Retirement of a Participant shall be deemed to have occurred upon the termination of the Participant's service with the Company or its subsidiary with the right to an immediate benefit under the Pension Plan. Retirement shall not include termination of service with the right to a deferred pension.

     (l) "Retirement Plan" - Any pension plan within the meaning of ERISA, excluding:

         (i) the Pension Plan and all defined contribution plans maintained by the


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               Company or any subsidiary, except insofar as any such defined contribution plan may provide supplementary benefits to the Pension Plan

         (ii)  this Plan

         (iii) all deferred compensation plans, tax credit employee stock ownership plans and thrift plans, and all other profit-sharing plans which are not the principal retirement benefit of a plan sponsor, maintained by sponsors other than the Company or one of its subsidiaries.

3.   Death Benefit.

     (a) Amount of Benefit - If a Participant dies while in the active employment of the Company or one of its subsidiaries, the Company shall provide a death benefit to such Participant's Beneficiary in an amount equal to 150% of the Participant's Compensation, adjusted to the nearest $1,000, or to the next highest $1,000 if such Compensation is a multiple of $500 but not of $1,000.

     (b) Establishment of Account - Upon the death of a Participant during employment with the Company or one of its subsidiaries, the Company shall establish an Account for the benefit of such Participant's Beneficiary. Such Account shall initially be credited with an amount equal to the benefit provided under Paragraph 3(a) and shall be held and administered as provided in Paragraph 5 of the Plan.

4.   Retirement Benefit.

     (a) General - At Retirement, the Company shall provide each Participant with a retirement benefit calculated as provided in this Paragraph 4.


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     (b) Determination of Benefit --

         (i) The Participant's Compensation shall be multiplied by an amount equal to one one-hundredth of the sum of (A) the number of the Participant's years of credited service under the Pension Plan at Retirement, (B) the number of any additional years of service credit to which the Participant may be entitled from the Company, the Company's subsidiary, or any other company, more than fifty percent (50%) of which is owned by Public Service Enterprise Group Incorporated, if applicable, under any written arrangement with the Company, such subsidiary or other company, and (C) 30; but, in no event, shall the multiple be greater than 0.75.

         (ii) The amount determined under subparagraph (i) of this Paragraph 4(b) shall be reduced by the sum of (A) the amount the Participant would be entitled to at Retirement as an annual pension benefit under the Pension Plan calculated as a single life annuity without reduction for any pre-retirement survivor's option coverage or any reduction for early retirement, (B) 100% of the amount of the unreduced annual Social Security benefit to which the Participant would be entitled at age 65 (or such other age which may be established by the Social Security Administration from time to time as the earliest age at which a Participant may receive an unreduced benefit thereunder), assuming that the Participant has no earnings from the date of Retirement to age 65 (or such other applicable age), or, if greater, any disability benefit under Social Security to which the Participant may be entitled, and (C) the aggregate of the annual benefits to which the Participant is entitled under all Retirement Plans as of the date the Participant is employed by the Company or the Company's subsidiary, such Social Security Benefits


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     and benefits under all Retirement Plans to be calculated as single life annuities without any reductions, under rules, procedures and equivalents determined by the Company. To determine the amounts referred to under (B) and (C) above, the Participant shall file a declaration of all such amounts with the Company in such form as the Company may require from time to time. No benefit shall be paid under the Plan until such a declaration, in satisfactory form, shall be filed with the Company. If a Participant is granted a disability Social Security benefit, he shall notify the Company thereof within 30 days thereof, and the Participant's retirement benefit under this Plan shall be adjusted accordingly. The Company shall be entitled to rely on such statements in making payment, and if any such statement is incorrect or is not furnished, the Company shall be entitled to reimbursement from the Participant, the Beneficiary or their legal representatives for any overpayment and may reduce or suspend future payments to recover any such overpayment. In the event it is established to the satisfaction of the Company, in its sole discretion, that any such statement was intentionally false or omitted, the Participant or Beneficiary shall be entitled to no further payments under the Plan, and the Company shall be entitled to recover any payments made hereunder.

     (c) Forms of Benefit -- The annual amount determined under paragraph (b) of this Paragraph 4 shall be paid in one of the following forms:

         (i) a single life annuity in monthly installments equal to one twelfth of such annual amount;


         (ii) a joint and survivor annuity in monthly installments based upon such annual amount and calculated in accordance with any post-retirement survivorship option


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     available under the Pension Plan;

         (iii) a 10-year certain level payment annuity in monthly installments which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan according to mortality assumptions used for the Pension Plan on the basis of a current interest rate assumption determined from time to time by the Company; or

         (iv) a 10-year certain increasing payment annuity paid in accordance with Paragraph 5(c) of the Plan based upon the lump-sum amount which is the actuarial equivalent to the single life annuity under (i), as determined by the actuary for the Pension Plan according to mortality assumptions used for the Pension Plan on the basis of a current market rate interest assumption determined from time to time by the Company.

     The Company in its sole discretion shall determine the form of benefit payment for each Participant; provided, however, that, notwithstanding any other provision of this Plan, the Participant shall determine the form of benefit payment from and after the occurrence of a Change in Control.

     (d) Establishment of Account - If payment is made under either Paragraph 4(c)(iii) or 4(c)(iv) of the Plan, upon Retirement, the Company shall establish an Account for the benefit of the Participant and any Beneficiary. Such Account shall initially be credited with an amount equal to the amount of the lump-sum payment determined under Paragraph 4(c)(iii) or 4(c)(iv), as applicable, and shall be administered as provided in Paragraph 5 of the Plan.

     (e) Disability Retirement - If a Participant retires for disability under the Pension Plan, payment of the Participant's retirement benefit and any joint and survivor benefit under


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Paragraph 4(c)(ii) of the Plan shall be subject to the same conditions as the disability pension under the Pension Plan.

5.   Administration Of Accounts.

     (a) General - Accounts shall be established under the Plan only pursuant to Paragraphs 3(b) and 4(d) hereof. All Accounts shall be administered in accordance with the provisions of this Paragraph 5.

     (b) Interest on Assets in the Account - The Assets credited to a Participant's Account shall accrue interest at a market rate of interest as may be determined from time to time by the Company.

     (c) Timing of the Distribution(s) - A Participant or Beneficiary shall receive the distribution of the Participant's Account in the form of monthly distributions over a ten-year period commencing in the month following the month of the Participant's death in the case of a death benefit, or over a ten-year period commencing in the month of the Participant's Retirement in the case of a retirement benefit. The amount of each installment shall be determined by dividing the then unpaid balance in the Participant's Account, including accrued and unpaid interest, by the number of installments remaining to be paid.

     (d) Request for Change in Distribution - A Participant, Beneficiary or legal representative may request a change in the timing, frequency or amount of payments made from a Participant's Account by filing a written request therefor with the Company. The Company may, in its sole discretion, grant such request only if the Company determines that an emergency beyond the control of the Participant, Beneficiary or legal representative exists and which would cause such Participant, Beneficiary or legal representative severe financial hardship if the


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payment of such benefits were not approved. Any such distribution for hardship shall be limited to the amount needed to meet such emergency. The Company shall inform the Participant, Beneficiary or legal representative of its decision within sixty (60) days of receipt of the written request.

6.   Designation Of Beneficiaries.

     (a) General - To designate an individual(s) and/or entity(ies) to receive the benefits of the Plan with respect to a Participant, such Participant must file a written designation in the form of Schedule A to the Plan with the Company. Subject to the restrictions of this Paragraph 6, a Participant may change such designation by filing a subsequent written designation.

     (b) Death Benefit - By designation on Section 1 of a Schedule A filed with the Company, a Participant may name an individual(s) and/or entity(ies) to receive a death benefit under Paragraph 3 of the Plan with respect to such Participant. A Participant may change such designation by filing a subsequent notification in the form of Schedule A.

     (c) Retirement Benefits -

         (i) Single Life Annuity. If a Participant's retirement benefit under the Plan is paid as a single life annuity under Paragraph 4(c)(i) of the Plan, there shall be no Beneficiary with respect to such benefit and all retirement benefits shall cease upon the Participant's death.

         (ii) Joint and Survivor Annuity. If a Participant's retirement benefit under Paragraph 4(c)(ii) of the Plan and the Participant's pension under the Pension Plan are both paid as joint and survivor annuities, any survivor annuity under the Plan shall be paid to the same beneficiary entitled to any post-retirement survivorship benefit


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               under the Pension Plan. If the Participant's pension under the
               Pension Plan is paid as a single life annuity, any survivor annuity paid under Paragraph 4(c)(ii) of the Plan shall be paid to the Beneficiary designated in Section 2 of Schedule A to the Plan. If a Beneficiary designated by the Participant under Paragraph 4(c)(ii) of the Plan predeceases the Participant within five years from the date of Participant's Retirement, the Participant's retirement benefit hereunder will automatically revert and return to a single life annuity commencing the first day of the month following the month in which the designated Beneficiary died. If, however, the Beneficiary predeceases the Participant more than five years after Participant's Retirement, the Participant's reduced retirement benefit shall continue during his life and no survivor benefit shall be paid. The election of such Beneficiary must be made prior to Retirement and may not be changed thereafter.

         (iii) 10-Year Certain Annuities. If a Participant's Retirement benefit is paid as a 10-year certain level payment annuity under Paragraph 4(c)(iii) of the Plan, or a 10 year certain increasing payment annuity under Paragraph 4(c)(iv) of the Plan, the Beneficiary or Beneficiaries with respect to such benefit shall be as specified in Section 1 of the most resent Schedule A filed with the Company.

     (d) Designation by Last Remaining Beneficiary - After a Participant's death, if there is only one remaining Beneficiary with respect to a death benefit under Paragraph 3 of the Plan or a l year certain annuity under Paragraph 4(c)(iii) or 4(c)(iv) of the Plan, such Beneficiary shall be entitled to designate in writing to the Company an individual to be paid any remainder of such benefit under the Plan at such Beneficiary's death. If no such further designation is made, such


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remainder shall be paid to such Beneficiary's estate. In the event of such
Beneficiary's death, and regardless of whether any such further designation has been made, the Company in its sole discretion may require any such remainder to be paid as a lump sum.

7.   Limitation Of Benefits.

     (a) The Plan shall be unfunded with respect to all benefits to be paid hereunder In addition, and without limitation, the Company shall not be required to segregate any amounts credited to any Account, which shall be established merely as an accounting convenience; title to and beneficial ownership of any Assets credited to any Account shall at all times remain in the Company, and no Participant, Beneficiary or legal representative shall have any interest whatsoever in any specific assets of the Company.

     (b) The payment of any death or survivorship benefit under this Plan shall be contingent upon such evidence of death as may be required by the Company.

     (c) If the Company should terminate the Plan pursuant to Paragraph 10 hereof, the Company's obligation to pay any benefits under the Plan shall likewise terminate; provided, however, that, except as otherwise provided in said Paragraph 10, the Company may not terminate the Plan with respect to any Participant subsequent to that Participant's Retirement or death.

8.   Company May Make Certain Lump-Sum Distributions.

     The Company reserves the right to make a lump-sum distribution, notwithstanding any other provision of the Plan, if the total benefit payable to a Participant, Beneficiary or legal representative is $20,000 or less at any time.


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9.   Plan Does Not Constitute An Employment Agreement.

     The Plan shall not constitute a contract for the continued employment of any Participant by the Company. The Company reserves the right to modify a Participant's Compensation at any time and from time to time as it considers appropriate and to terminate any Participant's employment for any reason at any time notwithstanding the Plan.

10.  Amendment Or Termination Of The Plan.

     The Board of Directors of the Company may, in its sole discretion, amend, modify or terminate the Plan at any time, provided, however, that no such amendment, modification or termination shall deprive any Participant or Beneficiary of a previously acquired right unless such Participant or Beneficiary or his legal representative shall consent to such change. No right to a death benefit under the Plan shall accrue until a Participant's death and no right to a retirement benefit shall accrue until a Participant's Retirement.

11.  What Constitutes Notice.

     Any notice to a Participant, a Beneficiary or any legal representative hereunder shall be given in writing, by personal delivery, overnight express service or by United States mail, postage prepaid, addressed to such person's last known address. Any notice to the Company hereunder (including the filing of Schedule A) shall be given by delivering it in person or by overnight express service, or depositing it in the United States mail, postage prepaid, to the Secretary, Enterprise Diversified Holdings Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey, 07101.


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12.  Advance Disclaimer Of Waiver.

     Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

13.  Effect Of Invalidity Of Any Part Of The Plan.

     The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision of the Plan.

14.  Plan Binding On An Successor.

     Except as otherwise provided herein, the Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company's assets and business or with or into which the Company may be consolidated or merged.

15.  Law Governing The Plan.

     Except to the extent federal law applies, the Plan shall be governed by the laws of the State of New Jersey without giving effect to principles of conflicts of law.

16.  Miscellaneous.

     (a) The masculine pronoun shall mean the feminine wherever appropriate.

     (b) The headings are for convenience only. In the event of a conflict between the headings of a paragraph and its contents, the contents shall control.


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